UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BSQUARE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check in the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SUPPLEMENT TO
PROXY STATEMENT
DATED MAY 10, 2018
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 12, 2018

Withdrawal of Director Nominee

This Supplement provides updated information with respect to the 2018 Annual Meeting of Shareholders of BSQUARE Corporation (the “Company”) to be held on June 12, 2018 (the “Annual Meeting”).

On or about May 1, 2018, the Company commenced the mailing to its shareholders of a Notice of the 2018 Annual Meeting of Shareholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement describes a recent change in the proposed nominees for election to the Board of Directors of the Company (the “Board”).  Please read this Supplement in conjunction with the Notice and Proxy Statement.

On May 9, 2018, the Company announced that Jerry D. Chase had stepped down as the Company’s President and Chief Executive Officer and from the Board effective immediately.  As a result of his departure from the Board, Mr. Chase will no longer be standing for re-election to the Board at the Annual Meeting.

At this time, the Board is not nominating a replacement director, and the Board will be comprised of six members until a replacement director is nominated and appointed to the Board. The remaining nominee named in the Notice and Proxy Statement will continue to stand for re-election at the Annual Meeting. Notwithstanding Mr. Chase’s withdrawal as a nominee for re-election to the Board, the form of proxy card included with the Notice and Proxy Statement remains valid; however, any votes that are submitted with instructions to vote for all of the Board’s nominees will be voted only for the one remaining nominee, as named in the Notice and Proxy Statement. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. If you have not yet returned your proxy card or submitted your voting instructions, please complete and return the proxy card or submit voting instructions, disregarding Mr. Chase’s name as a nominee for election as director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy cards returned or voting instructions submitted before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or pursuant to the voting instructions.